Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 of our report dated February 16, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Express Scripts, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
April 27, 2011